                                                                      Exhibit(b)

                                     BY-LAWS

                                       of

                 SELIGMAN LASALLE REAL ESTATE FUND SERIES, INC.

                             as adopted May 30, 2003

                  SELIGMAN LASALLE REAL ESATE FUND SERIES, INC.

                                     BY-LAWS

                                     _______


                                    ARTICLE I
                                  Stockholders

     Section 1. Place of Meeting. All meetings of the Stockholders shall be held at the principal office of the Corporation in the City of Baltimore or at such other place within the United States as may from time to time be designated by the Directors and stated in the notice of such meeting.

     Section 2. Annual Meetings. The Corporation is not required to hold an annual meeting in any year in which the election of Directors is not required by the Investment Company Act of 1940 (the "1940 Act"). If the Corporation is required to hold a meeting of stockholders to elect Directors, such meeting shall be designated an annual meeting and shall be held on such date no later than 120 days after the occurrence of the event requiring the meeting, or such shorter time as may be required by the 1940 Act, and at such hour as may be designated by the Board of Directors and stated in the notice of such meeting. Any business of the Corporation may be considered at an annual meeting without being specified in the notice, except as otherwise required by law or these By-laws.

     Section 3. Special Meetings. Special meetings of the Stockholders for any purpose or purposes may be called by the Chairman of the Board, the President, a majority of the Directors or a majority of the Executive Committee, and shall be called by the Secretary upon receipt of the request in writing signed by Stockholders holding not less than twenty-five percent (25%) of the Shares issued and outstanding and entitled to vote thereat. Such request shall state the purpose or purposes of the proposed meeting. The Secretary shall inform such Stockholders of the reasonably estimated costs of preparing and mailing such notice of meeting and upon payment to the Corporation of such costs, the Secretary shall give notice stating the purpose of purposes of the meeting as required in this Article and By-Laws to all Stockholders entitled to notice of such meeting. No special meeting need be called upon the request of the holders of Shares entitled to cast less than a majority of all votes entitled to be cast at such meeting to consider any matter which is substantially the same as a matter voted upon at any special meeting of Stockholders held during the preceding twelve months.

     Section 4. Notice of Meetings. Not less than ten days' or more than ninety days' written or printed notice of every meeting of Stockholders, stating the time and place thereof (and the purpose of any special meeting), shall be given to each Shareholder entitled to vote thereat by leaving the same with him or at his residence or usual place of business or by mailing it, postage prepaid, and addressed to him at his address as it appears upon the books of the

Corporation. If mailed, notice shall be deemed to be given when deposited in the United States mail addressed to the Shareholder as aforesaid.

No notice of the time, place or purpose of any meeting of Stockholders need be given to any Shareholder who attends in person or by proxy or to any Shareholder who executes a written waiver of such notice, either before or after the meeting is held, and which notice is filed with the records of the meeting.

     Section 5. Record Dates. The Directors may fix, in advance, a date not more than ninety (90) or less than ten (10) days preceding the date of any meeting of Stockholders as a record date for the determination of the Stockholders entitled to notice of and to vote at such meeting; and only Stockholders of record on such date shall be entitled to notice of and to vote at such meeting.

     Section 6. Quorum and Adjournment of Meetings. The presence in person or by proxy of the holders of record of one-third of the Shares of all Classes of the Corporation issued and outstanding and entitled to vote thereat shall constitute a quorum at all meetings of the Stockholders except as otherwise provided in the Articles of Incorporation or the Maryland General Corporation Law, and except that where the holders of Shares of any Class are entitled to a separate vote as a Class (a "Separate Class") or where the holders of Shares of two or more (but not all) Classes are required to vote as a single Class (a "Combined Class"), the presence in person or by proxy of the holders of one-third of the Shares of that Separate Class or Combined Class, as the case may be, issued and outstanding and entitled to vote thereat shall constitute a quorum for such vote. If, however, a quorum with respect to all Classes, a Separate Class or a Combined Class, as the case may be, shall not be present or represented at any meeting of the Stockholders, the holders of a majority of the Shares of all Classes, such Separate Class or such Combined Class, as the case may be, present in person or by proxy and entitled to vote shall have power to adjourn the meeting from time to time as to all Classes, such Separate Class or such Combined Class, as the case may be, without notice other than announcement at the meeting, until the requisite number of Shares entitled to vote at such meeting shall be present to a date not more than 120 days after the original record date. At such adjourned meeting at which the requisite number of Shares entitled to vote thereat shall be represented any business may be transacted which might have been transacted at the meeting as originally notified.

     Section 7. Voting and Inspectors. Unless otherwise provided in the Articles of Incorporation of the Corporation, at all meetings, Stockholders of record entitled to vote thereat shall have one vote for each Share standing in his name on the books of the Corporation (and such Stockholders of record holding fractional shares, if any, shall have proportionate voting rights) on the date of the determination of Stockholders entitled to vote at such meeting irrespective of the Class thereof and all Shares of all Classes shall vote as a single class ("Single Class Voting"); provided, however, that (a) as to any matter with respect to which a separate vote of any Class is required by the 1940 Act or would be required under the Maryland General Corporation Law, such requirements as to a separate vote by that Class shall apply in lieu of Single Class Voting as described above; (b) in the event that the separate vote requirements referred to in (a) above apply with respect to one or more Classes, then, subject to (c) below, the Shares of all other Classes shall vote as a single class; and (c) as to any matter which does not affect the interest of a particular Class, only the holders of Shares of the one or more affected Classes shall be entitled to vote. Such vote may be made either in person or by proxy appointed in the manner permitted by these By-Laws. A proxy may be appointed by the shareholder or his duly authorized agent by any means, including by a writing, through the Internet, through facsimile transmission or over the telephone, provided that it is reasonably calculated to ensure a fair and accurate tabulation of proxies. No proxy shall be valid eleven months after its date. Pursuant to a resolution of a majority of the Directors, proxies may be solicited in the name of one or more Directors or officers of the Corporation.

     All elections shall be had and all questions decided by a majority of the votes cast at a duly constituted meeting, except as otherwise provided by statute or by the Articles of Incorporation or by these By-Laws.

     At any election of Directors, the Chairman of the meeting may, and upon the request of the holders of ten percent (10%) of the Shares entitled to vote at such election shall, appoint two inspectors of election who shall first subscribe an oath or affirmation to execute faithfully the duties of inspectors at such election with strict impartiality and according to the best of their ability, and shall after the election make a certificate of the result of the vote taken. No candidate for the office of Director shall be appointed such inspector.

     Section 8. Conduct of Meetings. Every meeting of the Stockholders shall be presided over by the Chairman, or if he is not present, by the President, or if he is not present, by a Vice-President, or if none of them is present, by a Chairman to be elected at the meeting. The Secretary of the Corporation, if present, shall act as a Secretary of such meeting, or if he is not present, an Assistant Secretary shall so act; if neither the Secretary nor any Assistant Secretary is present, then the meeting shall elect its Secretary.

     Section 9. Concerning Validity of Proxies, Ballots, etc. At every meeting of the Stockholders, all proxies shall be required and taken in charge of and all ballots shall be required and canvassed by the Secretary of the meeting, who shall decide all questions regarding the qualification of voters, the validity of the proxies and the acceptance or rejection of votes, unless inspectors of election shall have been appointed by the Chairman of the meeting, in which event such inspectors of election shall decide all such questions.

     Section 10. Action Without Meetings. Except as otherwise provided by law, the provisions of these By-Laws relating to notices and meetings to the contrary notwithstanding, any action required or permitted to be taken at any meeting of Stockholders may be taken without a meeting if all of the Stockholders entitled to vote upon the action consent to the action in writing and such consents are filed with the records of the Corporation. Such consent shall be treated for all purposes as a vote taken at a meeting of Stockholders.

                                   ARTICLE II
                                    Directors

     Section 1. Function of Directors. The business and affairs of the Corporation shall be conducted and managed by the Board of Directors. All powers of the Corporation shall be exercised by the Board of Directors except as conferred on or reserved to the stockholders by statute.

     Section 2. Number and Tenure of Office. The Board of Directors shall consist of not less than three and not more than twenty Directors, as may be determined from time to time by vote of a majority of the Directors then in office, provided that (a) if there is no stock of the Corporation outstanding the number of Directors may be less than three but not less than one and (b) if there is stock of the Corporation outstanding and so long as there are fewer than three Stockholders of record, the number of Directors may be less than three but not less than the number of Stockholders of record. Subject to the foregoing, until changed by the Board of Directors, the number of Directors shall initially be two. Directors need not be Stockholders. The tenure of office of each Director shall be set by resolution of the Directors, except that any Director may resign his office or be removed from office for cause pursuant to the provisions of the Articles of Incorporation.

     Section 3. Vacancies. In the case of any vacancy or vacancies in the office of Director through death, resignation or other cause, other than an increase in the number of Directors, a majority of the remaining Directors, although a majority is less than a quorum, by an affirmative vote, or the sole remaining Director, may elect a successor or successors, as the case may be, to hold office if, immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the holders of the outstanding voting securities of the Corporation.

     If at any time the number of Directors elected by holders of outstanding voting securities of the Corporation is less than a majority of the members of the Board of Directors, the Board of Directors or proper Officer of the Corporation shall forthwith cause to be held as promptly as possible and in any event within 60 days a meeting of such holders for purpose of electing Directors to fill any existing vacancies in the Board of Directors, unless the Securities and Exchange Commission shall be order extend such period.

     Section 4. Increase or Decrease in Number of Directors. The Directors, by the vote of a majority of all the Directors then in office, may increase the number of Directors and may elect Directors to fill the vacancies created by any such increase in the number of Directors if, immediately after filling such vacancy, at least two-thirds of the Directors then holding office shall have been elected to such office by the holders of the outstanding voting securities of the Corporation. The Directors, by the vote of a majority of all the Directors then in office, may likewise decrease the number of Directors to a number not less than two.

     Section 5. Place of Meeting. The Directors may hold their meetings, have one or more offices, and keep the books of the Corporation, outside the State of Maryland, at any office or offices of the Corporation or at any other place as they may from time to time by resolution determine, or in the case of meetings, as they may from time to time by resolution determine or as shall be specified or fixed in the respective notices or waivers of notice thereof.

     Section 6. Regular Meetings. Regular meetings of the Directors shall be held at such time and on such notice as the Directors may from time to time determine.

     Section 7. Special Meetings. Special meetings of the Board of Directors may be held from time to time upon call of the Chairman of the Board, the President, the Secretary or two or more of the Directors, by oral or telegraphic or written notice duly served on or sent or mailed to each Director not less than one day before such meeting.

     Section 8. Notices. Unless required by statute or otherwise determined by resolution of the Board of Directors in accordance with these By-laws, notices to Directors need not be in writing and need not state the business to be transacted at or the purpose of any meeting, and no notice need be given to any Director who is present in person or to any Director who, before or after the meeting, signs a waiver of notice which is filed with the records of the meeting. Waivers of notice need not state the purpose or purposes of such meeting.

     Section 9. Quorum. One-third of the Directors then in office shall constitute a quorum for the transaction of business, provided that a quorum shall in no case be less than two Directors. If at any meeting of Directors there shall be less than a quorum present, a majority of those present may adjourn the meeting from time to time until a quorum shall have been obtained. The act of the majority of the Directors present at any meeting at which there is a quorum shall be the act of the Directors, except as otherwise specifically provided by statute or by the Articles of Incorporation or by these By-Laws.

     Section 10. Executive Committee. The Board of Directors may appoint from the Directors an Executive Committee to consist of such number of Directors (one or more) as the Board may from time to time determine. The Chairman of the Committee shall be elected by the Board of Directors. The Board of Directors shall have power at any time to change the members of such Committee and may fill vacancies in the Committee by election from the Directors. When the Board of Directors is not in session, to the extent permitted by law, the Executive Committee shall have and may exercise any or all of the powers of the Board of Directors in the management and conduct of the business and affairs of the Corporation. The Executive Committee may fix its own rules of procedure and may meet when and as provided by such rules or by resolution of the Board of Directors, but in every case the presence of a majority shall be necessary to constitute a quorum. During the absence of a member of the Executive Committee, the remaining members may appoint a member of the Board of Directors to act in his place.

     Section 11. Other Committees. The Board of Directors may appoint from the Directors other committees which shall in each case consist of such number of Directors (not less than two) and, to the extent permitted by law, shall have and may exercise such powers as the Board may determine in the resolution appointing them. A majority of all the members of any such committee may determine its actions and fix the time and place of its meetings, unless the Board of Directors shall otherwise provide. The Board of Directors shall have power at any time to change the members or powers of any such committee, to fill vacancies and to discharge any such committee.

     Section 12. Telephone Meetings. Directors or a committee of the Directors may participate in a meeting by means of a conference telephone or similar communications equipment if all persons participating in the meeting can hear each other at the same time. Participation in a meeting by these means constitutes presence in person at the meeting.

     Section 13. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Directors or any committee thereof may be taken without a meeting, if a written consent to such action is signed by all the Directors then in office or all members of such committee, as the case may be, and such written consent is filed with the minutes of the proceedings of the Directors or committee.

     Section 14. Compensation. No director shall receive any stated salary or fees from the Corporation for his services as such if such Director is, otherwise than by reason of being such Director, an interested person (as such term is defined under the 1940 Act) of the Corporation or of its investment adviser or principal underwriter. Except as provided in the preceding sentence, Directors shall be entitled to receive such compensation from the Corporation for their services, and may be reimbursed for transportation and other expenses, as may from time to time be voted by the Directors.

                                  ARTICLE III
                                     Offices

     Section 1. Executive Officers. The executive officers of the Corporation shall be chosen by the Directors. These shall include a Chairman (who shall be a Director), a President, one or more Vice-Presidents (the number thereof to be determined by the Directors), a Secretary and a Treasurer. The Directors may also in their discretion appoint Assistant Secretaries, Assistant Treasurers and other officers, agents and employees, who shall have such authority and perform such duties as the Directors may determine. The Directors may fill any vacancy which may occur in any office. Any two offices may be held by the same person, but no officer shall execute, acknowledge or verify any instrument in more than one capacity, if such instrument is required by law or these By-Laws to be executed, acknowledged or verified by two or more officers.

     Section 2. Term of Office. The term of office of all officers shall be one year and until their respective successors are chosen and qualified. Any officer may be removed from office at any time with or without cause by the vote of a majority of all the Directors then in office. Any officer may resign his office at any time by delivering a written notice to the Corporation and, unless otherwise specified therein, such resignation shall take effect immediately upon delivery.

     Section 3. Powers and Duties. The officers of the Corporation shall have such powers and duties as generally pertain to their respective offices, as well as such powers and duties as may from time to time be conferred by the Directors.

     Section 4. Surety Bonds. The Board of Directors may require any officer or agent of the Corporation to execute a bond (including, without limitation, any bond required by the 1940 Act and the rules and regulations of the Securities and Exchange Commission) to the Corporation in such sum and with such surety or sureties as the Board of Directors may determine, conditioned upon the faithful performance of his duties to the Corporation, including responsibility for negligence and for the accounting of any of the Corporation's property, funds or securities that may come into his hands.

                                   ARTICLE IV
                                 Share Interests

     Section 1. Certificates for Shares. Stockholders are not entitled to receive certificates evidencing their Share ownership, unless the Directors shall by resolution otherwise determine.

     Section 2. Transfer of Shares. Shares of the Corporation shall be transferable on the register of the Corporation by the holder thereof in person or by his agent duly authorized in writing, upon delivery to the Directors or the Transfer Agent of a duly executed instrument of transfer, together with such evidence of the genuineness of each such execution and authorization of such other matters as the Corporation or its agents may reasonably require. Except as otherwise provided by law, the Corporation shall be entitled to recognize the exclusive rights of a person in whose name any share or shares stand on the record of Stockholders as the owner of such share or shares for all purposes, including, without limitation, the rights to receive dividends or other distributions, and to vote as such owner, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in any such share or shares on the part of any other person.

     Section 3. Register of Shares. A register of the Corporation, containing the names and addresses of the Stockholders and the number of Shares held by them respectively and a record of all transfers thereof, shall be kept at the principal offices of the Corporation or, if the Corporation employs a Transfer Agent, at the offices of the Transfer Agent of the Corporation.

     Section 4. Transfer Agents and Registrars. The Board of Directors may from time to time appoint or remove transfer agents and/or registrars of transfers of shares of stock of the Corporation, and it may appoint the same person as both transfer agent and registrar.

                                    ARTICLE V
                           Corporate Seal; Location of
                         Offices; Books; Net Asset Value

     Section 1. Corporate Seal. The Board of Directors may provide for a suitable corporate seal, in such form and bearing such inscriptions as it may determine. Any officer or Director shall have the authority to affix the corporate seal. If the Corporation is required to place its corporate seal to a document, subject to applicable law, it shall be sufficient to place the word "(seal)" adjacent to the signature of the person authorized to sign the document on behalf of the Corporation.

     Section 2. Location of Offices. The Corporation shall have a principal office in the State of Maryland. The Corporation may, in addition, establish and maintain such other offices as the Board of Directors or any officer may, from time to time, determine.

     Section 3. Books and Records. The books and records of the Corporation shall be kept at the places, within or outside the State of Maryland, as the Board of Directors or any officer may determine; provided, however, that the original or a certified copy of the By-laws, including any amendments to them, shall be kept at the Corporation's principal office.

     Section 4. Net Asset Value. Subject to any requirements of the Corporation's Articles of Incorporation, the value of the Corporation's net assets shall be determined at such times and by such method as shall be established from time to time by the Board of Directors.

                                   ARTICLE VI
                           Fiscal Year and Accountant

     Section 1. Fiscal Year. The fiscal year of the Corporation, unless otherwise fixed by resolution of the Board of Directors, shall begin on the first day of January and shall end on the last day of December in each year.

     Section 2. Accountant. The Corporation shall employ an independent public accountant or a firm of independent public accountants as its Accountant to examine the accounts of the Corporation and to sign and certify financial statements filed by the Corporation. The employment of the Accountant shall be conditioned upon the right of the Corporation to terminate the employment forthwith without any penalty by vote of a majority of the outstanding voting securities at any stockholders' meeting called for that purpose.

                                   ARTICLE VII
                          Indemnification and Insurance

     Section 1. Indemnification and Advancement of Expenses. The Corporation shall indemnify any person who is or was a Director, officer, employee or agent of the Corporation and may advance the reasonable expenses incurred by a Director, officer, employee or agent who is a party to a proceeding to the maximum extent permitted by applicable law. No amendment of this Article VII shall impair the rights of any person arising at any time with respect to events occurring prior to such amendment. The rights of indemnification and advancement of expenses provided in this Article VII shall neither be exclusive of, nor be deemed in limitation of, any right to which any person may otherwise be entitled or permitted by contract or otherwise.

     Section 2. Limitations. Notwithstanding anything in Article VII, Section 1 to the contrary, no Director, officer, employee or agent of the Corporation shall be indemnified against any liability to the Corporation or its stockholders to which he is subject by reason of willful misfeasance, bad faith, gross negligence or reckless disregard of the duties involved in the conduct of his office. In the case of criminal proceedings, no Director, officer, employee or agent shall be indemnified for any penalty or expense incurred by the Director, officer, employee or agent in connection with such proceedings in circumstances where the Director, officer or employee had reasonable cause to believe that the act or omission was unlawful.

     Section 3. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was a Director, officer, employee or agent of the Corporation or who, while a Director, officer, employee, or agent of the Corporation, is or was serving at the request of the Corporation as a Director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust or other enterprise against any liability asserted against and incurred by such person in any such capacity or arising out of such person's position, whether or not the Corporation would have power to indemnify such person against such liability.

                                  ARTICLE VIII
                              Amendment of By-Laws

     The Board of Directors is authorized and empowered to make, alter or repeal the By-Laws of the Corporation, in any manner not inconsistent with the laws of the State of Maryland or the Articles of Incorporation of the Corporation.